UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2016
(July 10, 2016)

Commission File #: 000-55130

DOMAIN MEDIA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Not applicable

(IRS Employer Identification Number)

4960 S. Gilbert Rd., Suite 1-477

Chandler, Arizona 85249

  (Address of principal US executive offices)

 Tel: (480) 659-4907

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2016, Domain Media Corp., a Nevada corporation (the “Company”) entered into that certain Loan Extension Agreement with Chris Kern, the Company’s President, Chief Executive Officer, Chief Financial Officer, chairman of the Board of Directors, and the Company’s largest shareholder (the “Extension Agreement”) in form attached hereto as Exhibit 10.1, thereby amending the original Convertible Note Agreement dated July 10, 2013, with an initial due date of July 10, 2016 (the “Convertible Note”). The Extension Agreement extends the term and maturity date of the Convertible Note for one year to be due and payable on or before July 10, 2017. All other terms and conditions of the Convertible Note, incorporated by reference hereto as Exhibit 10.2, shall remain in full force and effect commensurate with the extension of the term and maturity date of the Convertible Note.  As of the date of this filing, the approximate balance of the Convertible Note is $302,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

10.1

Loan Extension Agreement for the Convertible Note, dated July 10, 2016, by and between the Company and Chris Kern

10.2

Convertible Note Agreement, dated July 10, 2013 (originally filed as Exhibit 10.7 to the Company’s first amended Form 10-12G/A Report filed by the Company on March 4, 2014 and incorporated by reference hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN MEDIA CORP.

Date: July 12, 2016	By:	/s/ Chris J. Kern
Chris J. Kern
Chief Executive Officer